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                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549


                                     FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 1, 1998



                     LABORATORY SPECIALISTS OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)




          OKLAHOMA                      0-24988                  73-145065
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)


 101 PARK AVENUE, SUITE 810
   OKLAHOMA CITY, OKLAHOMA                                         73102
    (Address of principal                                        (Zip Code)
     executive offices)

      Registrant's telephone number, including area code:  (405) 232-9800

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On July 1, 1998, Laboratory Specialists of America, Inc. (the "Company") acquired from TOXWORX Laboratories, Inc., a California corporation ("TLI"), certain intangible assets pursuant to an Asset Purchase Agreement dated June 8, 1998 (the "Purchase Agreement"). The assets purchased included the customer list of TLI and all contracts, contract rights and agreements, correspondence with the customers for which TLI had provided drug testing services, all rights to the business conducted by TLI related to drug testing, and all rights in the name "Tox Worx Laboratories" or "Tox Worx Laboratories, Inc." and all trade names, trade marks and service marks, and registrations thereof and applications for registration thereof, logos, designs and intellectual rights related to or utilized in the market of drug testing services provided by TLI.

     Pursuant to the Purchase Agreement, (i) the Company paid $2,400,000 to TLI on July 1, 1998 in purchase of the acquired assets. The Company intends to consolidate and assimilate the purchased assets with those of the Company. In connection with the asset purchase, the Company will continue the drug testing marketing operations of TLI and intends to retain the marketing personnel employed by TLI in order to maintain TLI's market share of drug testing services. However, there is no assurance that the Company will be able to maintain such market share. All drug testing operations formerly conducted and performed by TLI at its laboratory facilities in Woodland Hills, California, will be conducted and performed at the laboratory facilities of Laboratory Specialists, Inc. in Gretna, Louisiana. It is currently anticipated by management of the Company that the laboratory facilities and the capacity thereof will be adequate to conduct and perform the increased drug testing volume acquired by the Company from TLI.

     In connection with the assets purchased, because of the nature of the assets purchased by the Company from TLI, it is anticipated that the Company will be required to record substantially all of the purchase price of the assets purchased as an intangible asset which will be amortized on a straight-line basis over the estimated period that the Company will be benefitted by the purchase of such assets. The carrying value and recoverability of such intangible assets will be periodically reviewed by management of the Company.
If the facts and circumstances suggest that such intangible assets may be impaired, the carrying value of such assets will be adjusted which will result in an immediate charge against income during the period of adjustment an/or the length of the remaining amortization period may be shortened which will result in an increase in the amount of amortization during the period of adjustment and each period thereafter until fully amortized. Once adjusted, there can be no assurance that there will not be further adjustments for impairment and recoverability in future periods of such intangible assets. Of the various factors to be considered by management of the Company in determining impairment of such intangible assets, the most significant will be (i) the loss of all or a portion of the drug-testing customer base acquired from TLI, (ii) losses from operations, (iii) developments within the drug testing industry, including the Company's inability to maintain its market share, development of drug testing technologies, imposition of additional regulatory and certification requirements, and (iv) loss or suspension for an extended period of laboratory certification, especially by the Substance Abuse and Mental Health Services Administration. In the event management of the Company determines that such intangible assets have become impaired, the adjustments for impairment and recoverability may occur during a period of operations in which the Company has sustained losses or has only marginal profitability from operations, and the impairment and/or increased amortization amount will either increase such losses from operations or reduce profitability.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS AND EXHIBITS.

     In accordance with Rule 3-05 of Regulation S-X, financial statements related to the acquisition of the assets purchased by the Company from TLI are not required to be included in this Report.

     (b)  PRO FORMA FINANCIAL INFORMATION.

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     In accordance with Article 11 of Regulation S-X, pro forma financial information related to the acquisition of the assets purchased by the Company from TLI is not required to be included in this Report.

     (c) EXHIBITS.

     2.1 Asset Purchase Agreement between Registrant and TOXWORX Laboratories, Inc., dated June 8, 1998 is incorporated by reference to Exhibit 10.19 of Registration Statement No. 333-58473 as filed with the Commission on July 2, 1998.











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                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   LABORATORY SPECIALISTS
                                   OF AMERICA, INC.
                                        (Registrant)



                                   By: /S/ JOHN SIMONELLI
                                       -------------------------------------
                                       John Simonelli
                                       Chief Executive Officer

Date: July 10, 1998


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